UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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Vical Incorporated

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VICAL INCORPORATED

10390 Pacific Center Court

San Diego, CA 92121

(858) 646-1100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 24, 2012

TO THE STOCKHOLDERS OF VICAL INCORPORATED:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vical Incorporated, a Delaware corporation (the “Company”), will be held on Thursday, May 24, 2012, at 8:00 a.m. Eastern Time at the Hilton Times Square, 234 West 42nd Street, New York, New York 10036, for the following purposes:

1.	To elect the nominee named herein as a Class II director to serve until the 2015 Annual Meeting of Stockholders and until his successor is elected;

2.	To amend the Company’s Amended and Restated Stock Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,000,000 shares;

3.	An advisory approval of the compensation of the Company’s named executive officers, as described in the accompanying Proxy Statement;

4.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 28, 2012, as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Jill M. Broadfoot

Senior Vice President, Chief Financial Officer

and Secretary

San Diego, California

April 13, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 24, 2012

THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT

WWW.PROXYVOTE.COM

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE ON THE INTERNET AS INSTRUCTED IN THESE MATERIALS OR, IF THIS PROXY STATEMENT WAS MAILED TO YOU, COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTE OVER THE TELEPHONE OR ON THE INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. IF THIS PROXY STATEMENT WAS MAILED TO YOU, A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER AGENT AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORDHOLDER A PROXY CARD ISSUED IN YOUR NAME.

THANK YOU FOR ACTING PROMPTLY.

VICAL INCORPORATED

10390 Pacific Center Court

San Diego, CA 92121

(858) 646-1100

PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 24, 2012

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have provided you this proxy statement and, if this proxy was mailed to you, the enclosed proxy card, because the Board of Directors of Vical Incorporated (sometimes referred to as the “Company” or “Vical”) is soliciting your proxy to vote at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. If you have received a printed copy of these materials by mail, you may complete, sign and return the enclosed proxy card or follow the instructions below to submit your proxy over the telephone or on the Internet. If you did not receive a printed copy of these materials by mail and are accessing them on the Internet, you may follow the instructions below to submit your proxy on the Internet.

We intend to mail a notice regarding the availability of proxy materials to our stockholders of record and to make this proxy statement available on or about April 13, 2012. We will pay for the cost of soliciting proxies to vote at the Annual Meeting.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of the nominee named herein as a Class II director to serve until the 2015 Annual Meeting of Stockholders and until his respective successor is elected;

•	Amendment of the Company’s Amended and Restated Stock Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,000,000 shares;

•	An advisory approval of the compensation of the Company’s named executive officers, as described in this proxy statement; and

•

Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012.

Why did I receive a Notice Regarding the Availability of Proxy Materials?

In accordance with rules and regulations adopted by the Securities and Exchange Commission we make our proxy materials available to our stockholders on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a printed copy of our proxy materials, including a proxy card, you should follow the instructions for requesting such materials included in the Notice.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 28, 2012, will be entitled to vote at the Annual Meeting. On this record date, there were 85,893,990 shares of common stock outstanding and entitled to vote.

Am I a stockholder of record?

If at the close of business on March 28, 2012, your shares were registered directly in your name with Vical’s transfer agent, Computershare, Inc., then you are a stockholder of record.

What if my shares are not registered directly in my name but are held in street name?

If at the close of business on March 28, 2012, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account.

If I am a stockholder of record of Vical shares, how do I cast my vote?

If you are a stockholder of record, you may vote in person at the annual meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or you will not be attending the annual meeting, you may vote by proxy. You may vote by proxy over the telephone, on the Internet, or using a proxy card that you may request or that we may elect to deliver at a later time. The procedures for voting by proxy are as follows:

•	To vote by proxy on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card.

•

To vote by proxy using a proxy card that may be delivered, complete, sign and date your proxy card and return it promptly in the envelope provided. If you wish to request a proxy card, please follow the instructions for requesting proxy materials in the Notice.

•

To vote by proxy over the telephone, dial the toll-free phone number listed on a proxy card that may be delivered under the heading “Vote by Phone” using a touch-tone phone and follow the recorded instructions.

If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on May 23, 2012, to be counted.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

If I am a beneficial owner of Vical shares, how do I vote?

If you are a beneficial owner of shares held in street name and you received a Notice by mail, you should have received the Notice from the organization that is the record owner of your shares rather than from us. Beneficial owners who received a Notice by mail from the record owner should follow the instructions included in the Notice to view the proxy statement and transmit their voting instructions. Beneficial owners who wish to vote in person at the annual meeting must obtain a valid proxy from the record owner. To request the requisite proxy form, follow the instructions provided by your broker or contact your broker.

What types of votes are permitted on each proposal?

For Proposal 1, the election of the nominee named herein as a director, you may either vote “For” the nominee to the Board of Directors or you may “Withhold” your vote for the nominee. For the other matters to be voted on, you may vote “For” or “Against” or you may “Abstain” from voting. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. A “broker non-vote” occurs when a stockholder of record, such as a broker, holding shares for a beneficial owner does not vote on a particular item because the stockholder of record does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•

For Proposal 1, the election of the nominee named herein as a Class II director, the nominee named herein receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•

Proposal 2, the amendment of the Company’s Amended and Restated Stock Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,000,000 shares, will be approved if it receives a “For” vote from the holders of a majority of shares voted either in person or by proxy. An “Abstain” vote will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

Proposal 3, the advisory approval of the compensation of the Company’s named executive officers, will be approved if it receives a “For” vote from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. An “Abstain” vote will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

Proposal 4, the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2012, will be approved if it receives a “For” vote from the holders of a majority of shares voted either in person or by proxy. An “Abstain” vote will have the same effect as an “Against” vote. Broker non-votes will have no effect.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on March 28, 2012.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are present at the meeting or represented by proxy. At the close of business on the record date for the meeting, there were 85,893,990 shares outstanding and entitled to vote. Thus 42,946,996 shares must be present at the meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the meeting. If there is no quorum, a majority of the votes present at the meeting or represented by proxy may adjourn the meeting to another date.

What does it mean if I receive more than one Notice or proxy card?

If you received more than one Notice or proxy card, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each Notice and proxy card to ensure that all of your shares are voted.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the nominee for director in Proposal 1, “For” Proposal 2, the amendment of the Company’s Amended and Restated Stock Incentive Plan, “For” Proposal 3, the advisory approval of the compensation of the Company’s named executive officers, and “For” Proposal 4, the ratification of the selection of Ernst & Young LLP. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date;

•	You may send a written notice that you are revoking your proxy to Vical’s Secretary at 10390 Pacific Center Court, San Diego, CA 92121; or

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

What is the deadline to submit a proposal for inclusion in the proxy materials for the 2013 Annual Meeting?

To be eligible for inclusion in the proxy materials for the 2013 Annual Meeting of Stockholders, a stockholder proposal must be received by Vical’s Corporate Secretary by the close of business on December 14, 2012. Stockholder proposals should be addressed to Vical Incorporated, Attn: Corporate Secretary, 10390 Pacific Center Court, San Diego, CA 92121.

What procedure should I follow if I intend to present a proposal or nominate a director from the floor at the 2013 Annual Meeting of Stockholders?

If you wish to submit a proposal that is not to be included in next year’s proxy materials, you generally must do so not less than 50 days nor more than 75 days prior to the date of our 2013 Annual Meeting of Stockholders in order for the proposal to be considered at the meeting. If you wish to submit a director nomination for consideration at our 2013 Annual Meeting of Stockholders, you generally must do so at least 120 days prior to the date of the meeting. All proposals and nominations must be submitted in writing to Vical Incorporated, Attn: Corporate Secretary, 10390 Pacific Center Court, San Diego, CA 92121. You are also advised to review the Company’s Bylaws, which you may request in writing from the Company’s Secretary at the address above and which contain additional requirements about advance notice of stockholder proposals and director nominations.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We expect to report final voting results in a current report on Form 8-K within four business days after the annual meeting.

PROPOSAL 1

ELECTION OF DIRECTOR

We have three classes of directors serving staggered three-year terms. Our Board is presently composed of five directors. Class I and Class III currently consist of two directors and Class II currently consists of one director. One Class II director is to be elected at the Annual Meeting to serve until our 2015 Annual Meeting of Stockholders and until his respective successor has been elected and qualified or until his resignation, removal from office, death or incapacity. The terms of the Class I and Class III directors expire at our 2014 and 2013 Annual Meetings of Stockholders, respectively.

The nominee for Class II director is R. Gordon Douglas, M.D. He is currently a director of Vical, has been nominated for election by the Board based on the recommendation of the Nominating/Governance Committee of our Board of Directors, and was previously elected as a director by the stockholders. It is our policy to encourage all directors to attend the Annual Meeting. All of our directors attended our 2011 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at a meeting. The nominee receiving the highest number of affirmative votes of the shares represented and entitled to vote at the Annual Meeting will be elected as a director of Vical. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named above. Shares represented by proxy cannot be voted for a greater number of persons than the number of nominees named. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our Board of Directors may propose. The person nominated for election has agreed to serve if elected, and our management has no reason to believe that the nominee will be unavailable for election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NAMED NOMINEE.

Set forth below is biographical information as of March 1, 2012, for the nominee and each person whose term of office as a director will continue after the Annual Meeting. There are no family relationships among our executive officers or directors.

Name	Age	Position(s) Held with Vical	Director Since
Robert H. Campbell	74	Director	December 2003
R. Gordon Douglas, M.D.	77	Chairman of the Board	May 1999
Gary A. Lyons	60	Director	March 1997
Robert C. Merton, Ph.D.	67	Director	March 2002
Vijay B. Samant	59	Director, President and Chief Executive Officer	November 2000

Nominee for Election for a Three-Year Term Expiring at the 2015 Annual Meeting

R. Gordon Douglas, M.D., is currently serving as a the Chairman of the Board of Directors for NovaDigm Therapeutics Inc. and a member of the Board of Directors for the Aeras Global TB Vaccine Foundation. Dr. Douglas served on the Board of Directors of Middlebrook Pharmaceuticals Inc. from 2000 to 2010 and IOMAI Corporation from 2002 to 2008. Dr. Douglas has served as a member of the board of directors of Protein Sciences Corporation since 2011. Dr. Douglas consulted for the Dale and Betty Bumpers Vaccine Research Center at the National Institutes of Health from 1999 to 2011. He is currently an Adjunct Professor of Medicine at Cornell University Medical College. Dr. Douglas retired in April 1999 from Merck & Co., Inc. (“Merck”), where he had been President of the Merck Vaccine Division since 1991 and a member of the Merck Management Committee. Prior to joining Merck, Dr. Douglas was Chairman of the Department of Medicine and Physician-in-Chief at the New York Hospital-Cornell Medical Center, and he held earlier teaching, research and administrative posts at the University of Rochester Medical Center and Baylor College of Medicine. He holds a bachelor’s degree from Princeton University and an M.D. degree from Cornell University Medical College. Dr. Douglas received his medical staff training at The New York Hospital and Johns Hopkins Hospital and is Board Certified in Internal Medicine. He is a member of the Institute of Medicine, the Association of American Physicians, the Infectious Diseases Society of America and numerous other organizations.

Directors Continuing in Office Until the 2013 Annual Meeting

Robert H. Campbell held various positions with Sunoco, Inc., a publicly traded petroleum refiner and chemicals manufacturer, for 40 years through June 2000, including President, Chief Executive Officer and Chairman of the Board. In 1999, while Mr. Campbell was Chairman of Sunoco, the company won the “Board Excellence Award” from Spencer Stuart and the Wharton School of Business of the University of Pennsylvania. In 2001, Mr. Campbell was named one of “Corporate America’s Outstanding Directors” by the editors of “Corporate Alert.” In addition, he was invited to testify as an expert on corporate governance issues in May 2002, before the U.S. Senate Permanent Subcommittee on Investigations in the hearings on Enron Corp. and Arthur Andersen LLP. Mr. Campbell served as a member of the Board of Directors of CIGNA Corporation, an employee benefits company, from 1992 through March 2010. Mr. Campbell also served as a member of the Board of Directors of The Hershey’s Company, a chocolate and sugar confectionery company, from 1995 through March 2007. Mr. Campbell has served as a member of the Board of Directors of the PEW Foundation since 2001, and is currently Chairman of the Foundation Board. Mr. Campbell received a bachelor’s degree in chemical engineering with honors from Princeton University, a master’s degree in chemical engineering from Carnegie Mellon University and a master’s degree in management through the Sloan Fellows program at Massachusetts Institute of Technology (“MIT”).

Gary A. Lyons held various positions with Neurocrine Biosciences, Inc., a biopharmaceutical company, for 16 years through January 2008, including President and Chief Executive Officer. From 1983 to 1993, Mr. Lyons held various executive positions at Genentech, Inc., a biotechnology company, including Vice President of Business Development, Vice President of Sales, and Director of Sales and Marketing. From 1973 to 1983, Mr. Lyons worked with American Critical Care, a division of American Hospital Supply Corporation, serving as Director of Sales from 1980 to 1983. Mr. Lyons presently serves as a member of the board of directors of Neurocrine Biosciences, Inc. (since 1993), Rigel Pharmaceuticals, Inc. (since 2005) and NeurogesX, Inc. (since 2011), all of which are publicly held biotechnology companies. In addition, Mr Lyons served on the Board of Directors of PDL BioPharma and Facet Biotech Corporation from 2008 through 2010 and on the Board of Directors of Poniard Pharmaceuticals, Inc. from 2009 through 2011. Mr. Lyons holds a bachelor’s degree in marine biology from the University of New Hampshire and an M.B.A. degree from Northwestern University, JL Kellogg Graduate School of Management.

Directors Continuing in Office Until the 2014 Annual Meeting

Robert C. Merton, Ph.D., is currently the School of Management Distinguished Professor of Finance at the MIT Sloan School of Management. He is also the University Professor Emeritus at Harvard University and the Resident Scientist at Dimensional Fund Advisors. Dr. Merton was the George Fisher Baker Professor of Business Administration from 1988 to 1998 and John and Natty McArthur University Professor from 1998 to 2010 at the Harvard Business School. He previously served on the finance faculty of the MIT Sloan School of Management from 1970 until 1988. Dr. Merton received the Alfred Nobel Memorial Prize in Economic Sciences in 1997 for a new method to determine the value of derivatives. He is past President of the American Finance Association, a member of the National Academy of Sciences and a fellow of the American Academy of Arts and Sciences. Dr. Merton served as a member of the board of directors of Dimensional Funds from 2003 until 2009. Until September 2008, Dr. Merton was also a director and the Chief Science Officer of Trinsum, created in 2007 by a merger of Marakon Associates and Integrated Finance Limited, a specialized investment bank he co-founded in 2002. Dr. Merton served as a director of Community First Financial Group and Peninsula Banking Group from 2003 to 2010. He serves on advisory boards of several companies and institutions. Some of Dr. Merton’s other financial and accounting experience includes serving as a Senior Advisor to and Managing Director of JP Morgan Chase & Co. from 1999 to 2001, and a cofounder and principal of Long-Term Capital Management, L.P. He has received numerous academic awards and has lectured widely. Dr. Merton holds a B.S. degree in engineering mathematics from Columbia University, an M.S. degree in applied mathematics from the California Institute of Technology, and a Ph.D. degree in economics from MIT. In addition, Dr. Merton holds numerous honorary degrees.

Vijay B. Samant joined us as President and Chief Executive Officer in November 2000. Previously, he held various positions at Merck from 1977 to 2000. From 1998 to 2000, he was Chief Operating Officer of the Merck Vaccine Division. From 1990 to 1998, he served in the Merck Manufacturing Division as Vice President of Vaccine Operations, Vice President of Business Affairs and Executive Director of Materials Management. From 1977 to 1990, Mr. Samant held a variety of positions of increasing responsibility in manufacturing, process engineering, production planning and control, business development and loss prevention in several Merck operating divisions. Mr. Samant holds a bachelor’s degree in chemical engineering from the University of Bombay, India, an M.S. degree in chemical engineering from Columbia University and an S.M. degree from the Sloan School of Management at MIT. Mr. Samant became a member of the board of directors of Raptor Pharmaceutical Corporation in 2011. Mr. Samant has been a member of the Board of Trustees for the National Foundation for Infectious Diseases and the International Vaccine Institute in Seoul, South Korea since 2008. Mr. Samant was also a Director of the Aeras Global TB Vaccine Foundation from 2001 to 2010.

CORPORATE GOVERNANCE AND BOARD AND COMMITTEE MATTERS

Independence of the Board of Directors

Under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of their family members, and us, our senior management and our independent registered public accounting firm, our Board of Directors has affirmatively determined that all of our directors, except for Mr. Samant, our President and Chief Executive Officer, are independent directors within the meaning of the applicable Nasdaq listing standards.

See also “Certain Relationships and Related Person Transactions” below.

Board Leadership Structure and Risk Management

Our Chairman of the Board position is a non-executive position and is separate from the position of Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. Our Board believes that having separate positions, with an independent, non-executive director serving as Chairman, is the appropriate leadership structure for our Company at this time and allows each of the positions to be carried out more effectively than if one person were tasked with both the day-to-day oversight of our business as well as leadership of our Board.

The Board has an active role in overseeing the Company’s risk management. The Board regularly reviews information presented by management regarding the Company’s business and operations risks, including those relating to liquidity, regulatory and compliance, and monitors risk through Board reports and discussions regarding risk at Board meetings. The Board also reviews and approves corporate goals and budgets on an annual basis. Further, pursuant to its charter, the Audit Committee reviews with the Board any issues that may arise in the performance of its duties, including those relating to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements and its Code of Business Conduct and Ethics. The Compensation Committee monitors risk related to compensation policies and the Nominating/Governance Committee monitors risk related to governance and succession planning.

Corporate Governance Guidelines

We are committed to the diligent exercise of sound corporate governance principles. Our Board of Directors has adopted Corporate Governance Guidelines to provide assistance to the Board in managing Board composition, representation, function and performance. The Corporate Governance Guidelines are attached as an exhibit to the charter of our Nominating/Governance Committee, which is available on our website at www.vical.com.

Executive Sessions

As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Stockholder Communications with the Board of Directors

Our Board of Directors has adopted a formal process for stockholder communications with the Board or individual directors. Information regarding this process is available on our website at www.vical.com.

Committees of the Board of Directors

During the fiscal year ended December 31, 2011, our Board of Directors had three standing committees: an Audit Committee, a Compensation Committee, and a Nominating/Governance Committee. The Audit Committee, Compensation Committee and Nominating/Governance Committee each operate under a written charter adopted by our Board, all of which are available on our website at www.vical.com.

The following table provides membership and meeting information for the fiscal year ended December 31, 2011, for each of the committees:

Name	Audit		Compensation		Nominating/ Governance
Robert H. Campbell	X		X	*	X
R. Gordon Douglas, M.D.	X		X		X
Gary A. Lyons			X		X	*
Robert C. Merton, Ph.D.	X	*

Total meetings held in fiscal year 2011	5		3		1

*	Chairperson

Each director attended at least 75% in the aggregate of the meetings of the committees on which he served during the fiscal year ended December 31, 2011.

Below is a description of each committee of our Board of Directors. Our Board has determined that each committee member is independent within the meaning of applicable Nasdaq listing standards.

Audit Committee

Our Board of Directors has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee oversees our corporate accounting and financial reporting processes, our systems of internal control over financial reporting, and audits of our financial statements. Among other functions, the Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; engages the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; confers with senior management and the independent registered public accounting firm regarding the adequacy and effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; reviews annually the Audit Committee’s written charter and the committee’s performance; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent registered public accounting firm the results of the annual audit and the results in our quarterly financial statements. The Audit Committee has the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties.

Our Board of Directors has determined that Robert C. Merton, Ph.D. qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission (“SEC”) rules. In making such determination, the Board made a qualitative assessment of Dr. Merton’s level of knowledge and experience based on a number of factors, including his formal education and experience.

The report of the Audit Committee is included herein on page 41.

Compensation Committee

The Compensation Committee oversees our overall compensation strategy and related policies, plans and programs. Among other functions, the Compensation Committee determines and approves the compensation and other terms of employment of our Chief Executive Officer; determines and approves the compensation and other terms of employment of our other executive officers, as appropriate; reviews and recommends to the Board the type and amount of compensation to be paid to Board members; recommends to the Board the adoption, amendment and termination of our Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”); administers the Stock Incentive Plan; and reviews and establishes appropriate insurance coverage for our directors and executive officers. The Compensation Committee has the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties. The Committee has broad power to form and delegate its authority to subcommittees pursuant to its charter. The Committee has delegated authority to The President’s Stock Option Committee, which was established by our Board of Directors, to make initial equity grants within certain parameters, beyond which Compensation Committee approval is required.

The report of the Compensation Committee is included herein on page 22.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our Board of Directors consisted of Mr. Campbell, Dr. Douglas and Mr. Lyons during the fiscal year ended December 31, 2011. No member of the Compensation Committee was at any time during or prior to the fiscal year ended December 31, 2011 an officer or employee of Vical. No interlocking relationship existed between Mr. Campbell, Dr. Douglas or Mr. Lyons and any member of any other company’s board of directors, board of trustees or compensation committee during that period.

Nominating/Governance Committee

The Nominating/Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve on our Board of Directors, reviewing and evaluating our incumbent directors and the performance of our Board; recommending candidates to our Board for election to our Board of Directors; making recommendations to the Board regarding the membership of the committees of our Board; assessing the performance of our Board, including its committees; and developing a set of corporate governance guidelines for Vical.

Consideration of Director Nominees

Director Qualifications

The Nominating/Governance Committee believes that candidates for director should have certain minimum qualifications, including having the highest personal integrity and ethics and being able to read and understand basic financial statements. The Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Vical, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of stockholders. However, the Committee retains the right to modify these qualifications from time to time.

Qualification of Current Directors

The composition of our current Board reflects diversity in business and professional experience and skills. When considering whether our current directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our Company’s business and structure, our Nominating/Governance Committee and Board focused primarily on the information discussed in each of the directors’ individual biographies set forth herein. In particular:

•	With regard to Mr. Campbell, our Board considered his experience in the global manufacturing and technology sector, as well as his expertise with corporate governance.

•

With regard to Mr. Lyons, our Board considered his extensive managerial experience, including his role as a Chief Executive Officer and other executive level positions at public and private companies in the biotechnology sector.

•	With regard to Dr. Merton, our Board considered his global experience in finance and investments, financial planning and risk management.

•

With regard to Mr. Samant, our Board considered his extensive expertise in biopharmaceutical development and product commercialization, as well as his strong technical and entrepreneurial experience in diverse fields.

•

With regard to Dr. Douglas, our Board considered his extensive industry-specific expertise, including his previously held role as President of Merck’s vaccine division, as well as his extensive experience as a physician and academician.

Evaluating Nominees for Director

The Nominating/Governance Committee reviews candidates for director nominees in the context of the current composition of our Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Committee considers age, experience, skills, and such other factors as it deems appropriate given the current needs of the Board and Vical, to maintain a balance of knowledge, experience and capability. In addition, the Nominating/Governance Committee also considers diversity in its evaluation of candidates for Board membership. The Board of Directors believes that diversity with respect to viewpoint, skills and experience should be an important factor in board composition. In the case of incumbent directors whose terms of office are set to expire, the Nominating/Governance Committee reviews such directors’ overall service to Vical during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Committee also determines whether the nominee must be independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. The Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board of Directors by majority vote. To date, neither the Nominating/Governance Committee nor any predecessor to the Committee has paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, neither the Nominating/Governance Committee nor any predecessor to the Committee has rejected a timely director nominee from a stockholder, or stockholders, holding more than 5% of our voting stock.

Stockholder Nominations

The Nominating/Governance Committee will consider director candidates recommended by stockholders. The Nominating/Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating/Governance Committee to become nominees for election to the Board at an Annual Meeting of Stockholders must do so by delivering at least 120 days prior to the anniversary date of the mailing of our proxy statement for our last Annual Meeting of Stockholders a written recommendation to the Nominating/Governance Committee c/o Vical Incorporated, 10390 Pacific Center Court, San Diego, CA 92121, Attn: Corporate Secretary. Each submission must set forth: the name and address of the Vical stockholder on whose behalf the submission is made; the number of Vical shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. Each submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Board Meetings

During the fiscal year ended December 31, 2011, our Board of Directors held six meetings. All directors attended at least 75% in the aggregate of the meetings of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We have adopted a Related-Person Transactions Policy to monitor transactions in which Vical and any of the following have an interest: a director, executive officer or other employee or a nominee to become a director of the Company; a security holder known by the Company to be the record or beneficial owner of more than 5% of any class of the Company’s voting securities; an “immediate family member” of any of the foregoing, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such person, and any person (other than a tenant or employee) sharing the household of such person; and any firm, corporation or other entity in which any of the foregoing persons is an executive, partner or principal or holds a similar control position or in which such person directly or indirectly has a 5% or greater equity interest (collectively, “Related Persons”). The policy covers any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company is, was or will be a participant in which the amount involved exceeds $120,000 and in which any Related Person had, has or will have a direct or indirect material interest (“Related-Person Transactions”). Transactions involving compensation for services provided to the Company as an employee, consultant or director are not considered Related-Person Transactions under this policy.

Under this policy, any proposed transaction that has been identified as a Related-Person Transaction may be consummated or materially amended only following approval by the Audit Committee in accordance with the provisions of this policy. In the event that it is inappropriate for the Audit Committee to review the transaction for reasons of conflict of interest or otherwise, after taking into account possible recusals by Audit Committee members, then the Related-Person Transaction shall be approved by another independent member of the Board. Our Related-Person Transaction Policy can be found in the Corporate Governance section posted on our website at www.vical.com.

In August of 2010 the Board of Directors, with the Audit Committee’s approval, authorized the Company to enter into an agreement with one of our current directors, Gary A. Lyons, to provide consulting services related to the Company’s business development activities. The initial term of the contract was for a five month period with $7,500 per month being paid to Mr. Lyons during that period. The agreement was extended in December 2010, June 2011 and again in December 2011, each for an additional six months under the same terms as the original agreement.

There were no other related person transactions since January 1, 2011 required to be reported pursuant to applicable SEC rules.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) applicable to all of our officers, directors and employees, which can be viewed on our website at www.vical.com. If we make any substantive amendments to our Code of Ethics or grant any waiver from a provision of the Code of Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The primary objectives of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract, retain, and motivate the best possible executive talent. In doing so, the Committee seeks to tie short and long-term cash and equity incentives to achievement of measurable corporate and individual performance objectives, and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee has maintained, and expects to further implement, compensation plans that tie a substantial portion of executives’ overall compensation to our research, clinical, regulatory, commercial, financial and operational performance.

The Compensation Committee, in conjunction with management, develops our compensation plans by utilizing subscription compensation survey data for national and regional companies in the biopharmaceutical industry and publicly available compensation data from a peer group. In addition, the Compensation Committee will, from time to time, use the services of a compensation consultant. The peer group, which is periodically updated by management and reviewed by the Board of Directors, consists of representative companies considering various factors including product focus, market capitalization, number of employees, and cash position. The individual companies in our peer group for 2011 included AVANIR Pharmaceuticals, Inc., ArQule, Inc., BioCryst Pharmaceuticals, Inc., Curis, Inc., Depomed, Inc., Dynavax Technologies Corporation, Geron Corporation, Helozyme Therapeutics, Inc., Idenix Pharmaceuticals, Inc., Infinity Pharmaceuticals, Inc., Ligand Pharmaceuticals Incorporated, Neurocrine Biosciences Inc., Novavax Inc., Optimer Pharmaceuticals, Inc., Osiris Therapeutics, Inc., Pharmacyclics, Inc., Sangamo Biosciences, Inc., Spectrum Pharmaceuticals, Inc., Sucampo Pharmaceuticals, Inc., Synta Pharmaceutics, Inc., and Xenoport, Inc.

We believe that the practices of the peer group of companies provide us with appropriate compensation benchmarks for base salary, cash bonuses and equity based awards. For benchmarking executive compensation, we typically review compensation survey data obtained from subscription services as well as the compensation data we have collected from the peer group of companies. This data is presented to the Compensation Committee as part of the annual review process.

Based on management’s analyses and recommendations, the Compensation Committee has approved a pay-for-performance compensation philosophy, which is intended to bring base salaries and total executive compensation in line with the following ranges of salaries and total compensation for executives in similar positions and with similar responsibilities in the companies represented in the compensation data we review:

•	median range for a rating of meets expectations in the previous year;

•	60th percentile for a rating of exceeds expectations in the previous year; and

•	75th percentile for a rating of outstanding in the previous year.

The Compensation Committee also recognizes superior performance may, if justified, warrant compensation levels at up to the 100th percentile of the compensation data we review.

We work within the framework of this pay-for-performance philosophy to determine each component of an executive’s initial compensation package based on numerous factors, including:

•	the individual’s particular employment background and circumstances, including training and prior relevant work experience;

•	the individual’s role with us and the compensation paid to similar persons in the companies represented in the compensation data that we review;

•	the demand for individuals with the individual’s specific expertise and experience at the time of hire;

•	performance goals and other expectations for the position;

•	comparison to other executives within our Company having similar levels of expertise and experience; and

•	uniqueness of industry skills.

The Company’s Compensation Committee has implemented an annual performance program, under which annual performance goals are determined and set forth in writing at the beginning of each calendar year for the Company as a whole and for each executive. The Company’s corporate goals are organized within the following three departments:

•	finance;

•	business development; and

•	product development.

Performance against the Company’s corporate and the executives’ individual goals is used by the Compensation Committee and the Board of Directors in evaluating and determining all facets of the compensation of the Company’s executives.

2011 Corporate Goals

When choosing the Company’s corporate goals, the Board of Directors generally aims to create stretch goals set in a manner that will motivate the Company’s executives. As a result, the Company is expected to achieve objectives that exceed the Board’s expectations. As an example of the difficulty of achieving the corporate goals set by the Board, in 2010 the Company’s achievement of corporate goals resulted in 80 out of 100 possible points on the sliding scale system described below under, “Achievement of 2011 Corporate and Individual Goals”. Corporate goals for finance are set with specific quantitative targets, while corporate goals for business development and product development have both quantitative and qualitative targets.

Annual corporate goals are proposed by management, reviewed, modified where appropriate and finally approved by the Board of Directors by no later than the first quarter of the applicable calendar year. These corporate goals target the achievement of specific research, clinical, regulatory, operational and administrative milestones within the three corporate departments described above.

For 2011, the Compensation Committee established the following finance corporate goal:

•	maintaining an annual cash burn of $27 million or less.

The Company’s 2011 business development corporate goal consisted of:

•	completing certain partnership activities.

The Compensation Committee also established product development corporate goals for 2011, which included:

•	completing certain analysis for Allovectin®;

•	completing certain manufacturing and related activities for Allovectin®;

•	developing a European regulatory strategy and submitting certain regulatory filings for Allovectin®;

•	reaching certain regulatory progress with the Food and Drug Administration (“FDA”) and/or European Medicines Agency (“EMA”) for TransVax®; and

•	initiating clinical activities for a TransVax® Phase 3 trial.

2011 Individual Goals

Annual individual goals focus on contributions which facilitate the achievement of the corporate goals and are set during the first quarter of each calendar year. Individual goals are proposed by each executive and approved by the Company’s Chief Executive Officer (the “CEO”). The CEO’s goals include the corporate goals approved by the Board of Directors. In determining CEO compensation, the Board of Directors considers the achieved corporate goals and any other factors that, in the judgment of the Board, may or may not contribute to the creation of shareholder value during the prior year.

The 2011 individual goals for the Company’s Senior Vice President, Chief Financial Officer and Secretary included:

•	managing the company’s operations within budget;

•	improving management of patent and legal activities;

•	supporting business development partnership efforts;

•	effectively communicating with the Company’s Board of Directors;

•	effectively managing subordinates and peers;

•	developing the human resources department; and

•	enhancing the investor relations strategy.

The 2011 individual goals for the Company’s Executive Vice President, Product Development included:

•	providing oversight for the Company’s Allovectin® program, including assisting with critical objectives;

•	aiding in certain regulatory progress with the FDA and EMA for TransVax® Phase 3 trial design;

•	providing general support for the Company’s TransVax® and CyMVectin™ programs, including assisting with critical objectives and partnering activities;

•	supporting the development of the Company’s Vaxfectin® program;

•	supporting the development of the Company’s HSV-2 program;

•	providing product development guidance for the Company’s pandemic flu programs;

•	overseeing the Company’s technology development initiatives including helping to define strategic and operational objectives;

•	reviewing plans and progress of the Company’s programs supported by government grants; and

•	creating project plans and budgets for the Company’s various research and development programs.

The CEO performs an interim assessment of the individual goals for the Company’s other executive officers in the third quarter of each calendar year to determine individual progress against the previously established goals. The individual goals for the Company’s executive officers, other than the CEO, may be modified at that time to account for significant changes in the Company’s operating strategy.

Achievement of 2011 Corporate and Individual Goals

The achievement of corporate goals is measured on a sliding scale based on the Company’s actual performance relative to the specified target levels. The Company typically expects the level of achievement of each goal to fall in the mid to upper end of the scale. Each corporate goal has a maximum number of points possible on the scale, which is weighted based on the goal’s importance to the Company’s overall performance. In 2011, the Company’s finance, business development and product development corporate goals accounted for

10, 20 and 70 points, respectively, of the 100 overall points possible for the achievement of corporate goals. Following each year, the Compensation Committee, based upon the recommendations of the Company’s management, determines the extent to which each corporate goal was achieved for the previous year, which results in an overall performance score for the previous year’s corporate goals. The Compensation Committee generally considers a score of between 55 and 74 points as meeting expectations for corporate goals as a whole.

For 2011, the Compensation Committee scored the actual performance of the corporate goals relative to the specified targets as follows:

•	maintaining an annual cash burn of $27 million or less (achieved 10 out of 10 points);

•	completing certain partnership activities (achieved 16 out of 20 points);

•	completing certain analysis for Allovectin® (achieved 20 out of 20 points);

•	completing certain manufacturing and related activities for Allovectin® (achieved 10 out of 10 points);

•	developing a European regulatory strategy and submitting certain regulatory filings for Allovectin® (achieved 8 out of 10 points);

•	reaching certain regulatory progress with the FDA and/or EMA for TransVax® (achieved 12 out of 20 points); and

•	initiating clinical activities for a TransVax® Phase 3 trial (achieved 8 out of 10 points).

In December 2011, during its annual performance review, the Compensation Committee awarded an additional 6 points for Company achievements that were not included in the Company’s original corporate goals set in the first quarter of 2011. Those goals included the following:

•	obtaining FDA agreement to split the Allovectin® databases between response rate and survival;

•	passing specific manufacturing milestones related to the Company’s TransVax® collaboration;

•	developing additional relationships with coverage analysts; and

•	maintaining key relationships with large shareholders.

The Compensation Committee’s assessment of each corporate goal, including the additional points awarded in December 2011, on the sliding scale resulted in a total of 90 points out of the 100 points possible for corporate goal achievement in 2011.

Consistent with the Company’s compensation philosophy, the evaluation of the achievement of individual goals by each executive (other than the CEO) begins with a written self-assessment, which is submitted to the CEO. The CEO prepares a written evaluation based on the executive’s self-assessment, the CEO’s own evaluation of the executive’s performance, and input from others within the Company. Whether and to what extent an executive’s individual goals were met is determined on an aggregate, rather than goal-by-goal, basis. For 2011, it was determined that the Company’s Senior Vice President, Chief Financial Officer and Secretary and the Company’s Executive Vice President, Product Development both achieved their individual goals on an aggregate basis.

Determination of Executive Compensation

After performing the individual evaluations, the CEO submits recommendations for approval to the Compensation Committee for salary increases, cash bonuses, and stock based awards for the other executives. In the case of the CEO, his individual performance evaluation is conducted by the Compensation Committee, which determines his compensation changes, cash bonus, and stock-based awards. Annual base salary increases, annual stock-based awards, and annual cash bonuses, to the extent granted, are implemented during the first calendar quarter of the year.

The Company does not directly associate the achievement of any corporate goal, the overall performance score for corporate goals, or an executive’s overall performance with respect to his or her individual goals, with any particular compensation outcome. Rather, the overall performance score for corporate goals and each executive’s overall performance with respect to his or her individual goals is used as a tool for the Compensation Committee to evaluate appropriate salary increases, cash bonuses and stock- based awards. In addition to corporate and individual goal achievement, the Compensation Committee also considers the following factors in determining an executive’s compensation package:

•	The executive’s role within the Company and the compensation data for similar persons in peer group companies and subscription compensation survey data;

•	The demand for executives with the executive’s specific expertise and experience;

•	A comparison to other executives within the Company having similar levels of expertise and experience; and

•	Uniqueness of the executive’s industry skills.

The Compensation Committee retains ultimate discretion as to whether any salary increases, cash bonuses or stock-based awards will be awarded for any year, including whether to accept or vary from the CEO’s recommendations regarding such salary increases, cash bonuses or stock-based awards for other executives.

Based upon the individual assessment of the achievement of goals established for 2011, the Compensation Committee approved certain discretionary cash bonuses and stock-based awards for our named executive officers. Specifically, the Compensation Committee granted Vijay B. Samant, Jill M. Broadfoot, and Alain P. Rolland cash bonuses of 60%, 46% and 48% of base salary, respectively, restricted stock units covering 67,000, 27,000 and 27,000 shares, respectively, and stock options covering 362,000, 147,000 and 147,000 shares, respectively.

Factors influencing the determination of cash bonus and stock-based awards granted to Mr. Samant included the level of awards granted for 2010 and the median awards and equity position of CEOs in the Company’s peer group and companies represented in compensation survey data, as well as the Compensation Committee’s determination that Mr. Samant’s awards for 2011 should be higher than 2010 levels based upon the fact that the Company exceeded its expectations with respect to 2011 corporate goals, the Compensation Committee’s assessment that demand for executives with Mr. Samant’s level of skill and experience was relatively high, the unique skills of Mr. Samant that benefit the Company and the Compensation Committee’s assessment that it would be relatively difficult to replace those skills.

Factors influencing the determination of cash bonus and stock-based awards granted to Ms. Broadfoot included the level of awards granted for 2010 and the median awards and equity position of CFOs in the Company’s peer group and companies represented in compensation survey data, as well as the Compensation Committee’s determination that Ms. Broadfoot’s awards for 2011 should be higher than 2010 levels based upon the Company’s achievement of its 2011 corporate goals as set forth above, the fact that Ms. Broadfoot achieved her 2011 individual goals, Ms. Broadfoot’s role in overseeing the administrative functions of the Company, the Compensation Committee’s assessment that demand for executives with Ms. Broadfoot’s level of skill and experience was relatively high, the unique skills of Ms. Broadfoot that benefit the Company and the Compensation Committee’s assessment that it would be relatively difficult to replace those skills.

Factors influencing the determination of cash bonus and stock-based awards granted to Mr. Rolland included the level of awards granted for 2010 and the median awards and equity position of Product Development Executives in the Company’s peer group and companies represented in compensation survey data, as well as the Compensation Committee’s determination that Mr. Rolland’s awards for 2011 should be higher than 2010 levels based upon the Company’s achievement of its 2011 corporate goals as set forth above, the fact that Mr. Rolland achieved his 2011 individual goals, Mr. Rolland’s role in overseeing the Product Development functions of the Company, the Compensation Committee’s assessment that demand for executives with Mr. Rolland’s level of skill and experience was relatively high, the unique skills of Mr. Rolland that benefit the Company and the Compensation Committee’s assessment that it would be relatively difficult to replace those skills.

Compensation Components

The components of our compensation package are as follows:

Base Salary

Base salaries for our executives are established based on the scope of their responsibilities and their prior relevant background, training, and experience, taking into account competitive market compensation paid by the companies represented in the compensation data we review for similar positions and the overall market demand for such executives at the time of hire. As with total executive compensation, we believe that if our executives meet the performance expectations of the Compensation Committee, then their base salaries should be in line with the median range of salaries for executives in similar positions and with similar responsibilities in the companies of similar size to us represented in the compensation data we review. However we also believe that superior performance may, if justified, warrant compensation levels at up to the 100th percentile of the compensation data we review. An executive’s base salary is also evaluated together with other components of the executive’s other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Base salaries are reviewed annually as part of our annual performance program and increased for merit reasons, based on the executive’s success in meeting or exceeding individual performance objectives and an assessment of whether significant corporate goals were achieved. If necessary, we also realign base salaries with market levels for the same positions in the companies of similar size to us represented in the compensation data we review, if we identify significant market changes in our data analysis. Additionally, the Compensation Committee adjusts base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

Annual Bonus

Our compensation program includes eligibility for an annual performance-based cash bonus in the case of all executives and certain non-executive employees. The amount of the cash bonus depends on the level of achievement of the stated corporate, department, and individual performance goals, with a target bonus generally set as a percentage of base salary. Currently, all executives and certain non-executive employees are eligible for annual performance-based cash bonuses. The bonus amounts for our executives typically range between 20%-60% of their base salary. The payment of any bonus is at the discretion of the Compensation Committee.

Long-Term Incentives

We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our executives in equity-based awards. Our Stock Incentive Plan allows the grant to executives of stock options, restricted stock, and other equity-based awards. We typically make an initial equity award of stock options to new employees and annual stock based grants as part of our overall compensation program. The cumulative amount of stock options granted as part of our annual performance program is approved by the Compensation Committee. All equity-based awards granted to executives are approved by our Compensation Committee or our Board of Directors. Our current practice, as required by our Stock Incentive Plan, is to price equity-based awards at the closing price of our common stock on the date the awards are granted.

Initial stock option awards. Executives who join us are awarded initial stock option grants. These grants have an exercise price equal to the fair market value of our common stock on the grant date and a vesting schedule of 25% on the first anniversary of the date of hire and quarterly thereafter for the next three years. The amount of the initial stock option award is determined based on the executive’s position with us and analysis of the competitive practices of the companies similar in size to us represented in the compensation data that we review. The amount of the initial stock option award is also reviewed in light of the executive’s base salary and other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Annual stock option awards. Our practice is to make annual stock option awards as part of our overall performance program or upon promotion. The Compensation Committee believes that stock options provide management with a strong link to long-term corporate performance and the creation of stockholder value. We intend that the annual aggregate value of these awards will be set near competitive median levels for companies represented in the compensation data we review. As is the case when the amounts of base salary and initial equity awards are determined, a review of all components of the executive’s compensation is conducted, including awards granted in prior periods, when determining annual equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives.

Restricted stock unit awards. We make grants of Restricted Stock Units (“RSUs”) to executives and certain non-executive employees to provide additional long-term incentive to build stockholder value. RSU awards are made in anticipation of contributions that will create value in the Company. Because the shares underlying the RSUs have a defined value at the time the RSU grant is made, RSU grants are often perceived as having more immediate value than stock options, which have a less calculable value when granted. However, the RSUs we grant generally cover fewer shares than the stock options we would grant for a similar purpose. RSUs typically vest 25% on the first anniversary of the date of grant and quarterly thereafter for the next three years. Executives have the option at the time of grant to defer the issuance of the shares underlying the RSUs beyond the date at which the RSU vests. This feature allows the individual to defer the payment of income taxes related to these shares until the shares underlying the RSU are issued. Upon vesting and issuance of the common stock underlying the RSU the Company typically withholds from each holder the number of shares of common stock necessary in order to satisfy our statutory minimum tax withholding obligation. This feature provides the holders with a method to satisfy our statutory minimum tax withholding obligations without immediately selling a portion of the shares issued.

Other Compensation

We maintain broad-based benefits and perquisites that are offered to all employees, including health insurance, life and disability insurance, dental insurance, and a 401(k) plan. In particular circumstances, we also utilize cash signing bonuses when certain executives join us. Generally, such cash signing bonuses are contractually required to be repaid on a pro-rata basis to the Company if the employee recipient voluntarily terminates employment with us prior to the first anniversary of the date of hire. Whether a signing bonus is paid and the amount thereof is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment to assist with relocation expenses and/or to create additional incentive for an executive to join our Company in a position where there is high market demand. We also reimburse our Chief Executive Officer for certain relocation costs up to $50,000 per year. A majority of the reimbursement is used for temporary housing while he is in San Diego.

Termination Based Compensation

Severance. Upon termination of employment, our executive officers are entitled to receive severance payments. In determining whether to approve, and setting the terms of, such severance arrangements, the Compensation Committee recognizes that executives, especially highly ranked executives, often face challenges securing new employment following termination. If our executive officers, other than our Chief Executive Officer, are terminated without “cause”, or they resign for “good reason” (as defined in their employment agreements), they will be entitled to severance consisting of continued base salary payments at the then-current rate, including the payment of health insurance premiums, for a period of 12 months, plus a payment equal to the executive officer’s cash bonus in the previous year. Our Chief Executive Officer’s employment agreement provides for severance consisting of 18 months of continued base salary plus a payment equal to one and one half times any cash bonus paid in the prior year, if his employment is terminated without “cause” or if he resigns for “good reason” (as defined in his employment agreement). In addition, our executive officers, other than our Chief Executive Officer, receive accelerated vesting on all their unvested stock awards as if they had remained employed by us for 12 months from the date of termination. Our Chief Executive Officer receives accelerated vesting on all his unvested stock awards as if he had remained employed by us for 18 months from the date of termination.

In the event that the termination occurs within 24 months of a “change in control” (as defined in the agreements), the severance for our executive officers, other than our Chief Executive Officer, consists of lump sum payments equal to 18 months of base salary at the then-current rate, the payment of health insurance premiums for 12 months, plus a payment equal to the executive’s officer’s cash bonus paid in the previous year. Our Chief Executive Officer’s employment agreement provides for severance of a lump sum equal to 24 months of base salary at the then-current rate, the payment of health insurance premiums for 18 months, plus a payment equal to one and one half times any cash bonus paid in the prior year. In addition, all outstanding unvested stock awards held by our executive officers will vest immediately.

Additional details about these severance provisions, including definitions of “cause” and “good reason” can be found under “Potential Payments Upon Termination or Change of Control,” below. We believe that our executives’ severance packages are generally in line with severance packages offered to executives of the companies of similar size to us represented in the compensation data we reviewed.

Acceleration of vesting of equity-based awards. In addition to the severance provisions contained in the employment agreements with our executive officers, provisions of our Stock Incentive Plan allow our Board of Directors to grant stock-based awards to employees and executives that provide for the acceleration of vesting in the event of a “change of control” (as defined in the Plan). Currently, all of our outstanding equity-based awards include provisions that accelerate vesting of such awards in the event of a change of control. The Compensation Committee believes that these provisions are properly designed to promote stability during a change of control and enable our executives to focus on corporate objectives during a change of control, even if their employment may be subsequently terminated.

Tax and Accounting Implications

Deductibility of executive compensation. As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans are generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executives.

Accounting for stock-based compensation. Beginning on January 1, 2006, the Company began accounting for stock-based payments including its Stock Option Program, Long-Term Stock Grant Program, Restricted Stock Program and Stock Award Program in accordance with the requirements of FASB ASC Topic 718. The Compensation Committee considers the accounting impact of equity-based compensation when developing the Company’s compensation strategy.

The Role of Stockholder Say-on-Pay Votes. We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation through a “say-on-pay” proposal. At our 2011 Annual Meeting of Stockholders, a substantial majority of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes that this affirms stockholder support of our overall approach to executive compensation. Accordingly, the Compensation Committee did not change its approach in 2011. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for our named executive officers.

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this filing into any other filing of Vical under the Securities Act or the Exchange Act, except to the extent Vical specifically incorporates this report by reference.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Robert H. Campbell

R. Gordon Douglas, M.D.

Gary A. Lyons

SUMMARY COMPENSATION TABLE

The Company has entered into compensation agreements with its executives. The terms of those agreements provide for benefits such as relocation reimbursement, severance payments and vesting acceleration of equity-based awards in the event of a change of control. The terms of these benefits are further discussed under the heading “Compensation Components” included herein. The following table provides information regarding the compensation of each of our named executive officers for each of the three fiscal years ended December 31, 2011, 2010 and 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	All Other Compensation ($)		Total ($)
Vijay B. Samant	2011	525,000	315,000	319,500	506,874	56,517	(3)	1,722,891
President and Chief Executive Officer	2010	500,000	262,000	415,200	660,382	56,517	(4)	1,894,099
	2009	470,000	250,000	137,600	196,045	56,517	(5)	1,110,162

Jill M. Broadfoot	2011	304,000	140,000	127,800	202,750	618		775,168
Senior Vice President, Chief Financial	2010	295,000	120,000	173,000	275,159	661		863,820
Officer and Secretary	2009	284,000	115,000	60,200	81,686	5,091		545,977

Alain P. Rolland Pharm.D., Ph.D.	2011	330,000	158,000	127,800	202,750	5,971		824,521
Executive Vice President, Product	2010	320,000	130,000	173,000	273,645	5,971		902,616
Development	2009	306,000	120,000	60,200	81,226	5,971		573,397

(1)	Annual bonuses are granted after the completion of each calendar year at the Compensation Committee’s discretion, taking into account the Company’s performance against corporate goals and, except with respect to our Chief Executive Officer, each named executive officer’s performance against his or her individual goals, as more fully described above.

(2)	These amounts represent the grant date fair value of equity-based awards granted by the Company during the years presented, determined in accordance with FASB ASC Topic 718. All awards are amortized over the vesting life of the award. For a detailed discussion of our grant date fair value calculation methodology, including assumptions and estimates inherent therein, please refer to Note 1 to the financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 15, 2012.

(3)	Of the amount shown, $50,000 represents relocation costs, including $31,784 in rent and utility payments for an apartment for Mr. Samant and $14,633 for tax reimbursements.

(4)	Of the amount shown, $50,000 represents relocation costs, including $31,304 in rent and utility payments for an apartment for Mr. Samant and $15,783 for tax reimbursements.

(5)	Of the amount shown, $50,000 represents relocation costs, including $30,461 in rent and utility payments for an apartment for Mr. Samant and $16,137 for tax reimbursements.

GRANTS OF PLAN BASED AWARDS

The following table provides details regarding stock-based awards granted to each of our named executive officers during the fiscal year ended December 31, 2011.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)(2)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Vijay B. Samant	1/7/2011	—	450,000	2.14	506,874
	1/7/2011	150,000	—	—	319,500

Jill M. Broadfoot	1/7/2011	—	180,000	2.14	202,750
	1/7/2011	60,000	—	—	127,800

Alain P. Rolland, Pharm.D., Ph.D.	1/7/2011	—	180,000	2.14	202,750
	1/7/2011	60,000	—	—	127,800

(1)	The amounts shown reflect the number of shares underlying the RSUs granted to each named executive officer. The par value of $0.01 per share of the underlying shares of an RSU grant is paid by the named executive officer on the date of grant.

(2)	The right to exercise the above stock options and RSUs generally vests 25% on the first anniversary of the date of grant, with the remaining rights vesting quarterly over the remaining three years.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides details regarding outstanding stock-based awards for each of our named executive officers as of December 31, 2011.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Vijay B. Samant	125,000	—	9.40	2/4/2012	244,062	1,076,313
	150,000	—	3.11	1/27/2013
	100,000	—	6.35	2/8/2014
	75,000	—	5.08	2/21/2015
	60,000	—	4.54	1/5/2016
	100,000	—	6.71	1/4/2017
	75,000	5,000	4.27	1/3/2018
	165,000	75,000	1.73	1/8/2019
	157,500	202,500	3.47	1/10/2020
	—	450,000	2.14	1/6/2021

Jill M. Broadfoot	60,000	—	4.80	10/10/2014	99,499	438,791
	20,000	—	5.08	2/21/2015
	20,000	—	4.54	1/5/2016
	50,000	—	6.71	1/4/2017
	32,813	2,187	4.27	1/3/2018
	68,750	31,250	1.73	1/8/2019
	65,625	84,375	3.47	1/10/2020
	—	180,000	2.14	1/6/2021

Alain P. Rolland, Pharm.D.,	60,000	—	6.48	7/31/2012	99,374	438,239
Ph.D.	20,000	—	3.11	1/27/2013
	15,000	—	6.35	2/8/2014
	15,000	—	5.08	2/21/2015
	15,000	—	4.54	1/5/2016
	30,000	—	6.71	1/4/2017
	23,438	1,562	4.27	1/3/2018
	68,750	31,250	1.73	1/8/2019
	65,625	84,375	3.47	1/10/2020
	—	180,000	2.14	1/6/2021

(1)	The right to exercise the above stock options vests 25% on the first anniversary of the date of grant, with the remaining rights vesting quarterly over the remaining three years.

(2)	The market value of the RSUs is determined by multiplying the number of shares underlying the RSUs by the closing price for our common stock of $4.41 on December 30, 2011.

OPTION EXERCISES AND STOCK VESTED

The following table provides details regarding stock options exercised and RSUs vested for each of our named executive officers for the fiscal year ended December 31, 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting		Value Realized on Vesting ($) (1)
Vijay B. Samant	—	—	80,625	(2)	228,512
Jill M. Broadfoot	—	—	33,000	(3)	90,044
Alain P. Rolland, Pharm.D., Ph.D.	—	—	32,250		91,689

(1)	Represents the number of shares vested multiplied by the market value of the underlying shares on the vesting date less the purchase price of $0.01 per share.

(2)	Mr. Samant elected to defer receipt of 26,250 of these shares until the earlier of a change in control as defined in the Stock Incentive Plan or 90 days following the termination of his employment.

(3)	Ms. Broadfoot elected to defer receipt of these shares until February 1, 2015. The deferral agreements allow the employee to receive the vested shares prior to the deferral date only in the event of a change in control or upon termination of employment.

NONQUALIFIED DEFERRED COMPENSATION TABLE

We grant RSUs to our executives and other employees. The RSUs granted typically vest 25% on the first anniversary date of the grant, with the remaining rights vesting quarterly over the remaining three years and, once vested, allow the participants to acquire shares of common stock at par value. At the time the RSU is granted the employee has the option to defer the release of the common stock underlying the RSU to a future date which is after its vesting date. The election to defer the release of the common stock underlying the RSU also defers the required state and federal income tax withholding requirements until those shares are released. The election to defer the release of the common shares underlying the RSU is irrevocable. The deferral agreements allow the employee to receive the vested shares prior to the deferral date only in the event of a change in control or upon termination of employment. The following table provides details regarding the value of stock awards as of December 31, 2011, for which issuance of the shares underlying those awards has been deferred, the increase in value of deferred shares during the current year and the value of deferred shares which were released during the current year.

Name	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Contributions ($)	Aggregate Balance at Last FY ($)(1)
Vijay B. Samant	36,997	—	698,712
Jill M. Broadfoot	55,182	—	338,472
Alain P. Rolland, Pharm.D., Ph.D.	—	—	—

(1)	Amount represents the market value of vested but unreleased shares multiplied by the closing price for our common stock of $4.41 on December 30, 2011.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We have entered into employment agreements with our executive officers which include provisions that entitle those executive officers to receive severance payments in specified cases upon termination without “cause” or resignation for “good reason”. Severance for our executive officers, other than our Chief Executive Officer, consists of continued base salary payments at the then-current rate, including the payment of health insurance premiums, for a period of 12 months, plus a payment equal to the executive officer’s cash bonus in the previous year. In addition, our executive officers, other than our Chief Executive Officer, receive accelerated vesting on all their unvested stock awards as if they had remained employed by us for 12 months from the date of termination. Cause is defined as any one of the following: (i) failure to perform the executive’s duties, (ii) gross misconduct, (iii) fraud or (iv) a conviction of, or a plea of “guilty” or “no contest” to a felony. Good reason is defined as any one of the following: (i) a material reduction in authority or responsibility or significant demotion or (ii) a material reduction in base salary or a reduction in base salary of more than 25%. To resign for good reason, an executive must notify us of his or her intention within 60 days after the occurrence of a condition constituting “good reason” and provide us with 30 days to cure the condition. In the event that our executives qualify for severance payments, the salary continuation payments will be made on a semi-monthly basis and will be reduced dollar for dollar by any other compensation earned by the executives during the severance period as an employee or independent contractor. In the event that the termination occurs within 24 months of a “change in control,” as defined in the agreements, the severance for our executive officers, other than our Chief Executive Officer, consists of lump sum payments equal to 18 months of base salary at the then-current rate, the payment of health insurance premiums for 12 months, plus a payment equal to the executive officer’s cash bonus paid in the previous year. In addition, all outstanding unvested stock awards held by our executive officers will vest immediately.

We have entered into an employment agreement with our Chief Executive Officer, which provides for continued base salary payments at the then-current rate, including the payment of health insurance premiums, for a period of 18 months, plus a payment equal to one and one half times his cash bonus in the previous year, if his employment is terminated without “cause” or if he resigns for “good reason”. In addition, he receives accelerated vesting on all his unvested stock awards as if he had remained employed by us for 18 months from the date of termination. Cause is defined as any one of the following: (i) failure to perform the executive’s duties, (ii) gross misconduct, (iii) fraud or (iv) a conviction of, or a plea of “guilty” or “no contest” to a felony. Good reason is defined as any one of the following: (i) a material reduction in authority or responsibility, (ii) removal of the direct reporting relationship with the Board of Directors, (iii) any reduction in base compensation, or (iv) a material breach of the employment agreement. In the event that our Chief Executive Officer qualifies for severance payments, the salary continuation payments will be made on a semi-monthly basis, will be reduced dollar for dollar by any other compensation earned by him during the severance period, as an employee or consultant, and will be terminated if he enters into an employment or consulting agreement with a company which is primarily involved in research, development or commercialization of a method of delivery of naked DNA into humans or animals. In the event that the termination occurs within 24 months of a “change in control,” as defined in the agreement, our Chief Executive Officer’s employment agreement provides for a lump sum payment equal to 24 months of base salary, at the then-current rate, the payment of health insurance premiums for 18 months, plus a payment equal to one and one half times his cash bonus paid in the previous year. In addition, all outstanding unvested stock awards held by our Chief Executive Officer will vest immediately.

All of the Company’s outstanding equity-based awards include provisions that accelerate vesting of such awards in the event of a change of control. A change of control is defined as the occurrence of either of the following events: (i) a change in the composition of the Board of Directors, as a result of which fewer than 50% of the incumbent directors are directors who either: (a) had been directors of the Company 24 months prior to such change; or (b) were elected, or nominated for election, to the Board of Directors with the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or (ii) any person becomes, by acquisition or aggregation of securities, the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company’s securities eligible to vote for the election of directors.

The following table provides details of potential payments which could occur upon termination of the named executive officers or in the event of a change of control of the Company assuming a triggering event occurred on December 31, 2011.

Name	Cash Severance Payment ($)(1)	Bonus Payment ($)	Health Insurance Premiums ($)(1)	Acceleration of Equity Awards ($)(2)
Vijay B. Samant • Involuntary termination without cause • Voluntary resignation for good reason • Change in control	787,500 787,500 1,050,000	472,500 472,500 472,500	31,194 31,194 31,194	1,589,317 1,589,317 2,487,423

Jill M. Broadfoot • Involuntary termination without cause • Voluntary resignation for good reason • Change in control	304,000 304,000 456,000	140,000 140,000 140,000	20,796 20,796 20,796	492,241 492,241 1,009,764

Alain P. Rolland, Pharm.D., Ph.D. • Involuntary termination without cause • Voluntary resignation for good reason • Change in control	330,000 330,000 495,000	158,000 158,000 158,000	20,796 20,796 20,796	386,866 386,866 769,727

(1)	In the cases of an involuntary termination without cause and voluntary resignation with good reason, the amounts assume no subsequent employment or consultancy by the executive during the applicable severance period.

(2)	The amounts shown reflect (a) for stock options, the excess, if any, of the closing price for our common stock of $4.41 on December 30, 2011 over the exercise price of the stock options, multiplied by the number of shares underlying the options for which vesting is accelerated due to the specified termination and (b) for RSUs, the closing price for our common stock of $4.41 on December 30, 2011, multiplied by the number of shares underlying the RSUs for which vesting is accelerated due to the specified termination.

DIRECTOR COMPENSATION

The compensation program for our non-employee directors is intended to fairly compensate them for the time and effort required of a director. The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. The Board also takes into consideration the performance of the Company when determining the appropriate level of their compensation. In March 2012, our Board of Directors amended our non-employee director compensation policy to more closely align the Company’s director compensation with the Company’s peer group and market practices. The following description reflects this amendment.

Director Fees

Each of our non-employee directors receives an annual fee of $44,000 for service on the Board of Directors. All fees are paid on a quarterly basis. Non-employee directors are also reimbursed for their expenses for each meeting attended.

Director Equity Awards

Under the Stock Incentive Plan, each of our new non-employee directors, on the date of his or her election to the Board of Directors, receives a stock option grant with a Black-Scholes-Merton (“BSM”) value of $75,000 and an RSU with a BSM value of $25,000 as of the grant date. The shares subject to these options and RSUs generally vest 25% on the first anniversary of the date of grant, with the remaining shares vesting quarterly over the next three years. Each non-employee director who has served on our Board of Directors for at least six months on the date of each regular Annual Meeting of Stockholders also receives an annual grant of an option with a BSM value of $63,750 and an RSU with a BSM value of $21,250 as of the grant date. These options and RSUs vest in full on the date of the regular Annual Meeting of Stockholders for the year following the year in which the options and RSUs were granted. No more than an aggregate of 30% of the shares available under our Stock Incentive Plan are available for grant to non-employee directors. Our Board of Directors may provide discretionary grants under the Stock Incentive Plan to our non-employee directors. Under the Stock Incentive Plan, stock-based awards to purchase a total of 1,278,437 shares of our common stock have been granted to our current non-employee directors, with 345,000 shares of this total amount granted during the fiscal year ended December 31, 2011.

Fees and Equity Awards of the Chairman of the Board of Directors

Dr. Douglas receives a total annual fee of $64,000 for serving as Chairman of our Board of Directors. Our Chairman of the Board of Directors also receives an annual grant of an option with a BSM value of $83,750 and an RSU with a BSM value of $21,250 as of the grant date. These fees and awards are in lieu of the compensations the Chairman would otherwise receive as a non-employee director. These awards vest in full on the date of the regular Annual Meeting of Stockholders for the year following the year in which the options and RSUs were granted.

Committee Fees

The Chairman of the Audit Committee of the Board of Directors receives an annual Audit Committee Chairman fee of $25,000. The Chairman of the Compensation Committee receives an annual Committee Chairman fee of $15,000. The Chairman of the Nominating/Governance Committee receives an annual Committee Chairman fee of $10,000. All non-chairman Committee members receive an additional fee of $7,000 for each committee on which they serve.

Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2011.

Name(1)	Fees Earned in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)		Total ($)
R. Gordon Douglas, M.D.	42,500	114,900	159,327	—		316,727
Robert H. Campbell	40,000	71,813	99,579	—		211,392
Gary A. Lyons	35,000	71,813	99,579	90,000	(3)	296,392
Robert C. Merton, Ph.D.	37,500	71,813	99,579	—		208,892

(1)	Vijay B. Samant, the Company’s President and Chief Executive Officer, is not included in this table as he is an employee of the Company and thus receives no compensation for his service as a director.

(2)

These amounts represent the grant date fair value of equity-based awards granted by the Company during 2011, determined in accordance with FASB ASC Topic 718. All awards are amortized over the vesting life of the award. For a detailed discussion of our grant date fair value calculation methodology, including assumptions and estimates inherent therein, please refer to Note 1 of the financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012. As of December 31, 2011, each director had the following number of shares underlying RSUs and options outstanding: R. Gordon Douglas, M.D. – 30,000 and 380,000; Robert H. Campbell – 18,750 and 232,500; Gary A. Lyons – 18,750 and 210,937; and Robert C. Merton, Ph.D. – 18,750 and 245,000.

(3)	Fees related to a consulting agreement entered into with the Company in August 2010. The agreement was subsequently amended to extend the consulting term in December 2010, June 2011 and December 2011.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2011, with respect to our equity compensation plan in effect on that date.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	6,955,100	$3.51	3,020,650

SECURITY OWNERSHIP

Security Ownership of Directors and Named Executive Officers

The following table sets forth the beneficial ownership of the Company’s common stock as of March 1, 2012, for each director of the Company, each executive named in the Summary Compensation Table herein, and by all directors and named executive officers of the Company as a group.

Name	Common Stock	Rights to Acquire Shares Within 60 Days of March 1, 2010	Total Stock and Stock Based Holdings	Percent of Total(1)
Vijay B. Samant	120,726	1,103,125	1,223,851	1.41%
Jill M. Broadfoot	4,625	406,876	411,501	*
Alain P. Rolland, Pharm.D., Ph.D.	65,813	401,875	467,688	*
Robert H. Campbell	32,250	176,250	208,500	*
R. Gordon Douglas, M.D.	50,000	290,000	340,000	*
Gary A. Lyons	31,250	154,687	185,937	*
Robert C. Merton, Ph.D.	31,250	168,750	200,000	*
All directors and executive officers as a group (7 persons)	335,914	2,701,563	3,037,477	3.43%

*	Less than 1%

(1)	Percent of shares beneficially owned by any person is calculated by dividing the number of shares beneficially owned by that person as of March 1, 2012 (including any shares which that person has the right to acquire beneficial ownership of within 60 days of March 1, 2012), by the sum of the total number of shares outstanding as of March 1, 2012, and the number of shares which that person has the right to acquire beneficial ownership of within 60 days of March 1, 2012. Applicable percentages are based on 85,889,773 shares of our common stock outstanding as of March 1, 2012, adjusted as required.

Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of the Company’s Common Stock as of March 1, 2012, for each stockholder who was a beneficial owner of more than five percent of the outstanding shares of the Company’s Common Stock on such date. The information below is based on filings by the beneficial owners with the SEC pursuant to sections 13(g) under the Exchange Act as well as additional information provided to us by the stockholders as noted in the footnotes below. The Company is not aware of any other beneficial owner of more than five percent of the Company’s Common Stock.

Name and Address	Common Stock	Percent of Total(1)
Singer, James R. (2) 111 Commercial Street, Suite 201 Portland, ME 04101	10,005,667	11.6%
Fidelity Management and Research Company (3) 82 Devonshire Street Boston, MA 02109	9,729,907	11.3%
Federated Investors, Inc. (4) Federated Investors Tower Pittsburgh, PA 15222	6,876,305	8.0%

(1)	Percent of shares beneficially owned by any stockholder is calculated by dividing the number of shares beneficially owned by the stockholder by the sum of the number of shares outstanding as of March 1, 2012. Applicable percentages are based on 85,889,773 shares of our common stock outstanding as of March 1, 2012.

(2)	Based on Form 4 filed by James R. Singer (“Singer”) on January 9, 2012. According to the Form 4 filed, Singer had sole voting power with respect to 10,005,667 shares of our common stock as of January 6, 2012.

(3)	Based on Amendment No. 1 to Schedule 13G filed by Fidelity Management and Research Company (“Fidelity”) on February 10, 2012. According to the schedule 13G, 9,729,907 shares of our common stock were beneficially owned by Fidelity as of January 31, 2012.

(4)	Based on Amendment No. 11 to Schedule 13G filed by Federated Investors, Inc. (“Federated”) on February 9, 2012. According to the schedule 13G, 6,876,305 shares of our common stock were beneficially owned by Federated, Voting Shares Irrevocable Trust, John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue as of December 31, 2011.

PROPOSAL 2

AMENDMENT OF THE STOCK INCENTIVE PLAN

Our Stock Incentive Plan was adopted by our Board of Directors on October 14, 1992, and was subsequently amended and restated on twelve occasions. The most recent amendment and restatement of the plan approved by our stockholders was effective as of May 25, 2010. Stockholders are being asked to approve an amendment to the Stock Incentive Plan to increase the number of shares of our common stock reserved for issuance under the plan by 3,000,000 shares. This proposed amendment of the Stock Incentive Plan will be effective as of May 24, 2012, if approved by our stockholders at the Annual Meeting. Our Stock Incentive Plan as proposed to be amended is attached as Appendix A to this proxy statement.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve this amendment to the Stock Incentive Plan as described in this Proposal 2. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE APPROVAL OF THE AMENDMENT TO OUR STOCK INCENTIVE PLAN.

Summary of Amendment

Stockholders are being asked to approve an amendment to the Stock Incentive Plan to increase the number of shares of our common stock reserved for issuance under the plan by 3,000,000 shares. The Board of Directors approved the proposed amendment on March 22, 2012, conditioned upon approval by our stockholders.

Description of Stock Incentive Plan

The following description of the Stock Incentive Plan is a summary only. It is subject to, and qualified in its entirety by, the full text of the Stock Incentive Plan as proposed to be amended attached as Appendix A to this proxy statement.

Purpose

The purpose of the Stock Incentive Plan is to assist us in recruiting and retaining qualified employees, consultants, advisors and non-employee directors and to allow us to build a satisfying long-term relationship with these individuals through recognition of their contributions to our affiliates and to us. The plan provides for the grant of nonstatutory stock options (“NSOs”), options intended to qualify as incentive stock options (“ISOs”) under Section 422(b) of the Code and rights to purchase shares of our common stock, including RSU awards.

Administration

The Stock Incentive Plan is administered by our Compensation Committee, consisting exclusively of non-employee directors of the Company who are appointed by our Board of Directors. Our Board of Directors may act on its own behalf with respect to grants under the plan. The Compensation Committee may appoint one or more sub-committees, consisting of one or more of our officers who do not need to be directors, to administer the plan with respect to our employees who are not “covered employees” under Section 162(m)(3) of the Code and who are not required to report pursuant to Section 16(a) of the Exchange Act. On February 5, 2002, our Board of Directors created the President’s Stock Option Committee to administer the plan with respect to these employees. Mr. Samant is currently the sole member of the President’s Stock Option Committee. The President’s Stock Option Committee periodically acted by written consent during the fiscal year ended December 31, 2009.

Subject to the limitations set forth in the Stock Incentive Plan, our Compensation Committee selects who will receive awards under the plan and determines the amount, vesting requirements and other conditions of each award. In addition, the Compensation Committee establishes the guidelines and forms for implementing the plan and is responsible for interpreting and making all decisions regarding the operation of the plan. The Compensation Committee’s decisions are final and binding upon all participants in the plan.

Eligibility and Shares Subject to the Stock Incentive Plan

Under the Stock Incentive Plan, 12,700,000 shares of our common stock have been reserved for issuance (not including 3,000,000 shares which are subject to stockholder approval at the Annual Meeting) either by direct sale or upon exercise of options granted to our employees (including our officers and directors who are also employees), non-employee directors, and consultants and advisors who provide services to us as independent contractors. ISOs may be granted only to our employees who are paid from our payroll. NSOs and RSUs may be granted to our employees, consultants and advisors and non-employee directors.

The Stock Incentive Plan currently provides that options and awards that do not vest upon the satisfaction of performance goals made to any employee in a single calendar year and that are intended to comply with Section 162(m) of the Code may not cover more than 1,300,000 shares of common stock. In addition, of the shares available under the Stock Incentive Plan, no more than 30% in the aggregate are available for grant to non-employee directors, subject to certain adjustments. If any rights to acquire shares under the Stock Incentive Plan expire or are canceled without having been exercised in full, the shares allocable to the unexercised portion of such rights shall again become available for grant under the Stock Incentive Plan. If shares issued under the Stock Incentive Plan are forfeited, they also become available for new grants.

As of March 31, 2012, we had 114 employees and 4 non-employee directors eligible to participate in the Stock Incentive Plan.

As of March 31, 2012, options to purchase an aggregate of 8,137,238 shares of our common stock at a weighted average exercise price of $3.39 per share and a weighted average remaining life of 7.12 years were outstanding under the Stock Incentive Plan. To date, all stock options have been granted with exercise prices equal to the fair market value of our common stock on the date of grant. As of March 31, 2012, RSUs covering 1,178,169 shares of our common stock were outstanding under the Stock Incentive Plan. As of March 31, 2012, a total of 1,629,626 shares of our common stock were available for future options, RSU or other awards under the Stock Incentive Plan (not including 3,000,000 shares which are subject to stockholder approval at the Annual Meeting). On March 30, 2012, the closing price for our common stock on the Nasdaq Stock Market was $3.40 per share.

The allocation of the additional 3,000,000 shares of stock which the stockholders are being asked to approve has not been determined. Pursuant to the terms of the Stock Incentive Plan, the Compensation Committee and/or committees appointed by the Board of Directors, including the President’s Stock Option Committee, will determine the number of options and RSUs (and any other awards) to be allocated to our employees and non-employee directors under the Stock Incentive Plan in the future, and such allocations may only be made in accordance with the provisions of the Stock Incentive Plan as described herein.

Terms of Options

The Compensation Committee will determine the date or dates on which stock options granted pursuant to the Stock Incentive Plan will vest. The Committee will also determine the terms for each option granted under the plan. The maximum term of each option granted under the Stock Incentive Plan is ten years (five years in the case of an ISO granted to any key employee of ours who, together with certain family members, owns more than 10% of our outstanding voting stock (a “10% stockholder”)).

The exercise price of ISOs and NSOs granted under the plan may not be less than 100% of the fair market value of our common stock on the date of the grant (110% in the case of an ISO granted to a 10% stockholder). Under the Stock Incentive Plan, the exercise price is payable in cash or, if permitted by an optionee’s option agreement, in our common stock or with a full recourse promissory note under certain conditions.

Neither the Compensation Committee nor the Board of Directors has the authority to take any of the below actions with respect to the Stock Incentive Plan:

•	Amend the exercise price of outstanding grants;

•	Issue new grants in exchange for the cancellation of outstanding grants; or

•	Buyout outstanding underwater grants for cash.

Terms of Shares Offered for Sale

The terms of any sale of shares of our common stock in connection with a restricted stock award or unit under the Stock Incentive Plan will be set forth in an award agreement to be entered into between us and each purchaser or RSU holder. The terms of the award agreements entered into under the Stock Incentive Plan need not be identical, and the Compensation Committee determines all terms and conditions of each of these agreements, consistent with the Stock Incentive Plan. The purchase price for shares sold under the Stock Incentive Plan may not be less than the par value of the shares.

Any shares sold or RSUs granted under the Stock Incentive Plan may be subject to vesting upon conditions specified in the award agreement. Vesting conditions are determined by the Compensation Committee and may be based on the recipient’s service, individual performance, our performance or such other criteria as the Compensation Committee may adopt. Shares sold pursuant to an RSU award may be subject to a right of repurchase by us at their original purchase price in the event that any applicable vesting conditions are not satisfied and will be subject to restrictions on resale or transfer until they have vested. RSUs may not be transferred or sold. Any right to acquire shares under the Stock Incentive Plan (other than an option or RSU) will automatically expire if not exercised within 30 days after the grant of such right was communicated by the Compensation Committee to the recipient. A holder of shares sold under the Stock Incentive Plan has the same voting, dividend and other rights as our other stockholders. Shares underlying RSUs may not be acquired until the RSUs vest. The holders of RSUs are not entitled to vote or receive dividends on any of the shares underlying the RSUs until the RSUs vest and the shares are acquired. In certain circumstances the award agreement governing RSUs permits the holder to defer receipt of the vested shares beyond the vesting date, subject to certain conditions.

Duration, Amendment and Termination

Our Board of Directors may amend, suspend or terminate the Stock Incentive Plan at any time, except that any such amendment, suspension or termination shall not affect any award previously granted. Any amendment of the Stock Incentive Plan is subject to approval of our stockholders only to the extent required by applicable law. Because the term of the Stock Incentive Plan is 10 years, if the proposal to amend the Stock Incentive Plan is approved at the Annual Meeting, the amended and restated plan will terminate on May 24, 2022 (unless sooner terminated by our Board of Directors), and no further options may be granted or stock sold pursuant to the plan following that date. If the proposal to amend the Stock Incentive Plan is not approved at the Annual Meeting, the plan will terminate on May 25, 2020.

Effect of Certain Corporate Events

Outstanding awards under the Stock Incentive Plan provide for the automatic vesting of employee stock options and RSUs in the event of a “Change in Control”. Future employee stock option agreements and other award agreements entered into pursuant to the Stock Incentive Plan will contain similar provisions, unless otherwise determined by the Compensation Committee.

For purposes of the Stock Incentive Plan, the term “Change in Control” means either of the following events: (1) a change in the composition of our Board of Directors after which fewer than one-half of the incumbent directors either had been directors of the Company 24 months prior to the change or were elected or nominated for election to our Board of Directors with the approval of a majority of the directors who had been directors of the Company 24 months prior to the change and who were still in office at the time of the election or nomination; or (2) any person becomes, by acquisition or aggregation of securities, the beneficial owner of securities representing 50% or more of the combined voting power of our outstanding securities at that time. A change in the relative beneficial ownership under clause (2) above by reason of a reduction in the number of our outstanding securities will be disregarded.

In the event of a subdivision of our outstanding common stock, a combination or consolidation of our outstanding common stock (by reclassification or otherwise) into a lesser number of shares, a declaration of a dividend payable in common stock or in a form other than common stock in an amount that has a material effect on the price of our shares, a recapitalization, spinoff, reclassification, or a similar occurrence, the Compensation Committee will make adjustments in the number and/or exercise price of options and/or the number of shares available under the Stock Incentive Plan, as appropriate.

In the event we merge or otherwise reorganize, outstanding options will be subject to the agreement of merger or reorganization. Such agreement may provide for the assumption of outstanding options by the surviving corporation or its parent, for their continuation by us (if we are the surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one share of our common stock under the agreement of merger or reorganization and the exercise price for each option, or for the acceleration of the exercisability of each option followed by the cancellation of options not exercised or settled, in all cases without the optionee’s consent.

Federal Income Tax Consequences of Awards Under the Stock Incentive Plan

Neither we nor the optionee will incur any federal tax consequences as a result of the grant of an option. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and we will receive no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the “spread” between the exercise price and the fair market value of our common stock on the date of exercise; we generally will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time an NSO is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of common stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares acquired under the Stock Incentive Plan depends on how long the shares have been held and whether such shares were acquired by exercising an ISO or by exercising an NSO. We will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

If a plan participant is awarded or allowed to purchase fully-vested shares under the Stock Incentive Plan, the amount by which the fair market value of the shares on the date of award or purchase exceeds the amount (if any) paid for the shares will be taxed to the participant as ordinary income. We will be entitled to a deduction in the same amount provided it includes the compensation element of the sale or award in income on the Form W-2 or Form 1099 issued to the participant. The participant’s tax basis in the shares acquired is equal to the shares’

fair market value on the date of acquisition. Upon a subsequent sale of any shares, the participant will realize capital gain or loss (long-term or short-term, depending on whether the shares were held for more than one year before the sale) in an amount equal to the difference between his or her basis in the shares and the sale price.

If a participant in the Stock Incentive Plan is awarded or purchases shares that are subject to a vesting schedule, the participant is deemed to receive an amount of ordinary income equal to the excess of the fair market value of the shares at the time they vest over the amount (if any) paid for such shares by the participant. We are entitled to a deduction equal to the amount of the income recognized by the participant, subject to the tax reporting requirements.

Section 83(b) of the Code permits a participant in the Stock Incentive Plan to elect, within 30 days after the transfer of any shares subject to a vesting schedule to him or her, to be taxed at ordinary income rates on the excess of the fair market value of the shares at the time of the transfer over the amount (if any) paid by the participant for such shares. Withholding taxes apply at that time. If the participant makes a Section 83(b) election, any later appreciation in the value of the shares is not taxed as ordinary income, but instead is taxed as capital gain when the shares are sold or transferred.

Awards Under the Stock Incentive Plan

Awards under the Stock Incentive Plan will be made at the discretion of the Compensation Committee. The Compensation Committee has not made any decisions on the amount and type of Awards that are to be made to our key service providers in future years under the Stock Incentive Plan, and therefore we cannot currently determine the amount or types of Awards that may be granted in the future under the Stock Incentive Plan to the individuals and groups listed below. The following table sets forth information concerning equity-based compensation under the Stock Incentive Plan as of March 31, 2012.

Name	Number of Units
Vijay B. Samant	2,439,000
President and Chief Executive Officer

Jill M.Broadfoot	965,250
Senior Vice President, Chief Financial Officer and Secretary

Alain P. Rolland, Pharm.D., Ph.D.	862,750
Executive Vice President, Product Development

Executive officers, as a group	4,267,000
Non-employee directors, as a group	1,134,687
Associates of any director, executive officer or director nominee	—
Other persons who received 5% of such units	—
All employees, including all current officers who are not executive officers, as a group	3,913,720

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, the Company’s stockholders are now entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement.

Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

In addition, at our Annual Meeting of Stockholders held on May 26, 2011, our stockholders voted to express their preference on the frequency of future advisory votes on executive compensation. Because the frequency of once per year received the highest number of votes cast, our Board determined that we will include a non-binding advisory vote on executive compensation in our proxy materials every year until the next required advisory vote of our stockholders on the frequency of future advisory votes on executive compensation.

The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles, strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors is seeking stockholder ratification of its selection of Ernst & Young LLP (“Ernst & Young”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Ernst & Young has been engaged as our independent registered public accounting firm since June 2, 2006. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm is not required under the laws of the State of Delaware, by our Bylaws or otherwise. However, the Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to ratify the selection of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4

Fees of Principal Accounting Firm

The following table sets forth certain fees paid to Ernst & Young for the fiscal years ended December 31, 2011 and 2010:

	Year Ended 12/31/11	Year Ended 12/31/10
Audit Fees (1)	$380,647	$491,899
All Other Fees (2)	1,945	1,895

(1)	Represents aggregate fees for professional services rendered for the integrated audit of the Company’s annual consolidated financial statements and review of financial statements included in the Company’s Form 10-Q filings, and other services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Includes fees for a subscription to an online accounting research library.

All fees described above were approved by the Audit Committee of our Board of Directors.

Pre-Approval Policies and Procedures

The Audit Committee of our Board of Directors has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, tax services and other permissible non-audit services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee of our Board of Directors has determined that the rendering of non-audit services by Ernst & Young was compatible with maintaining the independence of Ernst & Young and all such services had been preapproved.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of Vical under the Securities Act or the Exchange Act, except to the extent Vical specifically incorporates this report by reference.

Audit Committee Report

The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Robert C. Merton, Ph.D., Chairman of the Audit Committee, R. Gordon Douglas, M.D. and Robert H. Campbell. All of the members of the Audit Committee are “independent directors” as defined in Nasdaq Listing Rule 5605(a)(2) . In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of Vical’s accounting, auditing and financial reporting practices.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Ernst & Young a formal written statement describing all relationships between Vical and its independent registered public accounting firm that might bear on the registered public accounting firm’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board (United States) (“PCAOB”) regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young any relationships that may impact their objectivity and independence and satisfied itself as to Ernst & Young’s independence.

The Audit Committee discussed with Ernst & Young the matters required to be communicated under Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, with and without management present, the Audit Committee discussed and reviewed the results of Ernst & Young’s examination of Vical’s 2011 financial statements and effectiveness of internal control over financial reporting.

Based upon the Audit Committee’s discussion with management and Ernst & Young and the Audit Committee’s review of the representation of Vical’s management and the independent registered public accounting firm’s report to the Audit Committee, the Audit Committee recommended to the Board of Directors that Vical include the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

The Audit Committee Charter provides that one duty of the Audit Committee is to determine whether to retain or to terminate Vical’s existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm for the ensuing year. In performing that duty, the Audit Committee evaluated the performance of Ernst & Young in performing the examination of Vical’s financial statements for the fiscal year ended December 31, 2011, and engaged Ernst & Young as Vical’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The Audit Committee is seeking stockholder ratification of the selection of Ernst & Young to serve as Vical’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Audit Committee

Robert C. Merton, Ph.D.

R. Gordon Douglas, M.D.

Robert H. Campbell

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, named executive officers and any persons beneficially holding more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC. Our executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Specific due dates for these reports have been established and we are required to identify in this proxy statement those persons who failed to timely file these reports. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2011, all of our directors, officers and greater than 10% stockholders complied with the Section 16(a) filing requirements.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Vical stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Vical Incorporated, Investor Relations, 10390 Pacific Center Court, San Diego, California 92121-4340 or contact Jill M. Broadfoot at (858) 646-1100. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

By Order of the Board of Directors

Jill M. Broadfoot

Senior Vice President, Chief Financial Officer

and Secretary

San Diego, California

April 13, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

VICAL INCORPORATED Annual Meeting of Stockholders May 24, 2012 8:00 AM EDT This proxy is solicited by the Board of Directors

The undersigned stockholder of Vical Incorporated, or the “Company,” acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated April 13, 2012, and the undersigned revokes all prior proxies and appoints Vijay B. Samant and Jill M. Broadfoot, and each of them, as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at the Hilton Times Square, 234 West 42nd Street, New York, New York 10036, at 8:00 a.m., Eastern Time, on May 24, 2012, or at any adjournment, continuation or postponement thereof, and instructs said proxies to vote as indicated on the reverse.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR THE APPROVAL OF PROPOSALS 2, 3 and 4. PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Continued and to be signed on reverse side

VICAL INCORPORATED 10390 PACIFIC CENTER COURT SAN DIEGO, A 92121-4340

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒ KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		All	All	Except
The Board of Directors recommends you vote FOR the nominee named below:
		☐	☐	☐
1.	Election of Directors
Nominees
01	R. Gordon Douglas
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.							For	Against	Abstain
2

To amend the Company’s Amended and Restated Stock Incentive Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,000,000 shares

							☐	☐	☐
3	An advisory approval of the compensation of the Company’s named executive officers as described in the proxy statement						☐	☐	☐
4	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2012						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #
JOB #
Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date